EXHIBIT 99.1

Rock of Ages FOR IMMEDIATE RELEASE	Investor Contact: Neil G Berkman Berkman Associates (310) 826-5051 info@BerkmanAssociates.com	Company Contact: Kurt Swenson Chairman & CEO (603) 225-8397 www.RockofAges.com

Rock of Ages Reports First Quarter Results

    CONCORD, NEW HAMPSHIRE,May 1, 2007 . . . Rock of Ages Corporation (NASDAQ:ROAC) today announced a smaller net loss for the first quarter of 2007 compared to the first quarter of 2006, and reiterated its expectation of a profitable year for 2007 as a whole compared to a net loss from continuing operations of $6.0 million for 2006.

First Quarter Results

    For the three months ended March 31, 2007, revenue declined 10.6% to $10,379,000 from $11,612,000 for the first quarter of 2006, as modestly higher quarry and manufacturing revenue was more than offset by lower retail revenue.
    "The pronounced seasonal slowdown we always experience in retail in the first quarter was exacerbated this year by severe weather late in the period that made it impossible for many cemeteries to resume pouring the concrete foundations required to set memorials as they usually do in March, resulting in a delay in the resumption of normal activity in our retail business. We are confident that most of this revenue was simply deferred and not lost, however, as suggested by the $1.1 million increase in retail backlog to $8.5 million at March 31, 2007 compared to $7.4 million at the end of the first quarter in 2006. We expect a significant rebound in retail performance beginning in the current quarter," said Chairman and CEO Kurt Swenson.
    SG&A expense declined 22.6% to $5,197,000 for the first quarter of 2007 compared to $6,716,000 for the first quarter of 2006, reflecting an 18.9% decline in quarry, a 24.6% decline in manufacturing and a 22.8% decline in retail.
    The divisional operating loss decreased to $4,657,000 for this year's first quarter compared to a loss of $5,151,000 for the same period of the prior year, reflecting decreased operating losses in manufacturing and retail and an increase in operating loss in the quarries.
    "We made the decision to continue drilling in our Bethel properties throughout the first quarter, even though no blocks could be quarried, to facilitate increased production beginning in the current quarter to meet strong demand we are continuing to experience for our granites. We also pulled most of the large blocks required for the Old Man in the Mountain project from our Barre quarries and repositioned a derrick there. These activities resulted in additional costs we did not incur last year, as reflected in the increased quarry loss for the quarter, but we expect them to enhance quarry performance in subsequent quarters," Swenson said.
    Unallocated corporate overhead was $1,352,000 for the first quarter of 2007 versus $1,312,000 for the same period of 2006.
    Loss from continuing operations for the first quarter of 2007 was $6,552,000, or $0.89 per share. This compares to loss from continuing operations for the first quarter of 2006 of $7,019,000, or $0.95 per share.
    "Despite the impact of bad weather in March on our retail operations and stepped-up expenses in the quarries, the net loss for this year's first quarter was smaller than the net loss for the first quarter of 2006, primarily due to the lower SG&A structure we put in place in 2006. We continue to expect improved results in each of our business segments for the year as a whole compared to 2006, and Rock of Ages to be profitable for 2007 versus a substantial loss last year," Swenson said.

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Rock of Ages Reports First Quarter Results
May 1, 2007
Page Two

Balance Sheet Item

    The Company's credit facility with the CIT Group is scheduled to expire on October 27, 2007 and, accordingly, the entire amount due under the credit facility has been classified as a current liability as of March 31, 2007 and December 31, 2006. The Company plans to begin discussions with CIT on the renewal of the facility during the current quarter.

Conference Call

    Rock of Ages has scheduled a conference call at 11:00 a.m. EDT today. A live webcast may be accessed from the Audio Presentations link at www.RockofAges.com/investor. A replay will be available after 1:00 p.m. EDT at this same Internet addresses, or at (800) 633-8284, reservation #21336437.

About Rock of Ages

    Rock of Ages (www.RockofAges.com) is the largest integrated granite quarrier, manufacturer and retailer of finished granite memorials and granite blocks for memorial use in North America.

Forward-Looking Statements

    This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about our business or expected events based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual events, results or outcomes may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: our ability to successfully execute staff productivity improvements and sales and marketing programs; our ability to form and maintain relationships with funeral directors and other death care professionals; our ability to maintain compliance with our covenants in our credit facility; our ability to maintain and expand our relationships with independent retailers; changes in demand for our products; the timing of customer orders and deliveries; the impact of competitive products and pricing; the success of our branding programs; the excess or shortage of production capacity; weather conditions; and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports including, but not limited to, the risks discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2006. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

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ROCK OF AGES CORPORATION
Consolidated Statements of Operations
(in thousands, except per share data)(Unaudited)

	Three Months Ended

	March 31,	April 1,
	2007	2006

Net revenue:
Quarry	$3,989	$3,756
Manufacturing	3,958	3,920
Retail	2,432	3,936

Total net revenue	10,379	11,612

Gross profit (loss):
Quarry	(1,110)	(662)
Manufacturing	732	634
Retail	918	1,593

Total gross profit	540	1,565

Selling, general and administrative expenses
Quarry	726	895
Manufacturing	928	1,231
Retail	3,543	4,590

Total SG&A expenses	5,197	6,716

Divisional operating loss
Quarry	(1,836)	(1,557)
Manufacturing	(196)	(597)
Retail	(2,625)	(2,997)

Total divisional operating loss	(4,657)	(5,151)

Corporate overhead	1,352	1,312
Other income, net	65	50

Loss from continuing operations before interest and taxes	(5,944)	(6,413)

Interest expense, net	620	641

Loss from continuing operations before income taxes	(6,564)	(7,054)

Benefit for income taxes	(12)	(35)

Loss from continuing operations	(6,552)	(7,019)

Discontinued operations	—	(29)

Net loss	$(6,552)	$(7,048)

Net income per share - basic and diluted:
Income from continuing operations	$(0.89)	$(0.95)
Discontinued operations	0.00	0.00

	$(0.89)	$(0.95)

Weighted average common shares outstanding - basic and diluted	7,399	7,399

ROCK OF AGES CORPORATION
Consolidated Balance Sheets
(in thousands, except per share amounts)(Unaudited)

	Mar 31,	Dec 31,
	2007	2006

Assets
Current assets:
Cash and cash equivalents	$2,220	$3,345
Restricted cash	953	945
Trade receivables, net	10,289	13,962
Inventories	25,642	24,932
Other current assets	2,402	2,035

Total current assets	41,506	45,219

Property, plant and equipment, net	45,590	46,263
Cash surrender value of life insurance	168	168
Intangibles, net	473	498
Goodwill	387	387
Long term investments	646	704
Other	1,210	1,149

Total assets	$89,980	$94,388

Liabilities and Stockholders' Equity
Current liabilities:
Borrowings under line of credit	$14,442	$13,218
Current installments of long-term debt	19,667	20,726
Current installments of retirement benefits	567	567
Trade payables	2,110	2,425
Accrued expenses	1,998	3,193
Customer deposits	10,052	6,866

Total current liabilities	48,836	46,995

Long‑term debt, excluding current installments	248	251
Salary continuation	5,808	5,818
Accrued pension cost	5,753	5,545
Deferred tax liability	56	56
Other	3,287	3,222

Total liabilities	63,988	61,887

Stockholders' equity:
Preferred stock - 0.01 par value. Authorized
2,500,000 shares; issued and outstanding no shares	—	—
Common stock - Class A, 0.01 par value. Authorized
30,000,000 shares; 4,660,800 issued and outstanding
as of March 31, 2007 and December 31, 2006	47	47
Common stock - Class B, 0.01 par value. Authorized
15,000,000 shares; 2,738,596 issued and outstanding
as of March 31, 2007 and December 31, 2006	27	27
Additional paid‑in capital	65,551	65,551
Accumulated deficit	(33,348)	(26,796)
Accumulated other comprehensive loss	(6,285)	(6,328)

Total stockholders' equity	25,992	32,501

Total liabilities and stockholders' equity	$89,980	$94,388